UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Zynex, Inc. (the “Company”) with the Securities and Exchange Commission on October 14, 2025, Anna Lucsok resigned from her position as Chief Commercial Officer of the Company, effective as of October 10, 2025, at which time Ms. Lucsok was placed on paid leave during the pendency of the negotiation of the terms of her separation, which were finalized on October 27, 2025 (the “Separation Date”).

In connection with her resignation, Ms. Lucsok is entitled to receive the severance payments and benefits set forth in her Employment Agreement with the Company, dated January 27, 2021 (the “Lucsok Employment Agreement”), as described in the Proxy Statement under the heading “Compensation Agreements” and “Payments Made Upon Termination,” subject to and conditioned upon Ms. Lucsok’s execution, non-revocation and continued compliance with the terms of the Separation Agreement and Release of Claims that Ms. Lucsok entered into with the Company, dated October 27, 2025 (the “Lucsok Separation Agreement”).

In addition, on October 20, 2025, the Compensation Committee of the Company’s Board of Directors approved the accelerated vesting of 60,746 unvested restricted shares of the Company’s common stock previously issued to Ms. Lucsok under the Company’s 2017 Stock Option Plan and award agreements thereunder, effective as of the Separation Date and subject to the same conditions as Ms. Lucsok’s receipt of severance benefits under the Lucsok Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Dated: October 31, 2025	By:	/s/ Steven Dyson
	Name:	Steven Dyson
	Title:	Chief Executive Officer